EXHIBIT 99.1

BROADRIDGE DECLARES QUARTERLY DIVIDEND OF $0.485 PER SHARE

New York, N.Y., February 6, 2019 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.485 per share. The dividend is payable on April 3, 2019, to stockholders of record at the close of business on March 15, 2019.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader and a part of the S&P 500® Index, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset managers and corporate issuers globally. Broadridge’s investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than US $5 trillion in fixed income and equity trades per day. Broadridge employs over 10,000 full-time associates in 18 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information

Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129

Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966